UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

Cast Your Vote Today! | Creative Media & Community Trust To Vote by Phone Call: 800.690.6903 To Vote Online Go to: www.proxyvote.com Cast your vote quickly and easily using your preferred device. – CMCT encourages shareholders to vote FOR the reverse stock splits. – The reverse stock splits afford management added flexibility to continue to meet Nasdaq’s listing requirements in the event of adverse market conditions. – If the Company’s common stock is delisted from Nasdaq, this could adversely impact the stock price and shareholders’ ability to trade the Company’s common stock. CIM 4595486